UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 25, 2017
   MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive, Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Registrant’s Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 25, 2017, the Registrant issued a press release announcing earnings for the quarter ended July 1, 2017. A copy of the press release announcing the second quarter 2017 earnings is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated July 25, 2017 reporting second quarter 2017 earnings.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ JEFFREY A. MARTIN
	Name:	Jeffrey A. Martin
	Title:	Chief Financial Officer and Treasurer

Date: July 25, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated July 25, 2017.

Mueller Industries, Inc. Reports Second Quarter 2017 Earnings

MEMPHIS, Tenn., July 25, 2017 -- Mueller Industries, Inc. (NYSE: MLI) announced today operating income of $46.8 million for the second quarter of 2017, compared with $44.4 million in the same quarter last year. Net income for the period was $27.6 million, or 48 cents per diluted share, on net sales of $614.3 million. This compares with net income of $27.8 million, or 49 cents per diluted share, on net sales of $544.1 million in the same quarter of 2016. The increase in net sales was primarily attributable to higher selling prices and higher overall unit volumes.

Financial and Operating Highlights for the second quarter of 2017:

•	The average price of copper was 21 percent (45 cents per pound) higher compared with the same period of 2016.

•
During the quarter, Mueller sold its 50.5% share of the MXR China tube mill. The gain from the sale was more than offset by one-time expenses related to startup costs at the Cedar City, Utah tube mill and the press relocation to the Fulton, Mississippi tube mill.

•
Interest expense for the quarter was $6.4 million compared with $1.7 million in the same quarter of 2016. The increase was primarily due to interest on the Company’s 6% Subordinated Debentures distributed on March 9, 2017 as part of a special dividend.

•	At quarter end, cash totaled $167.6 million.

Regarding the outlook, Greg Christopher, Mueller CEO, said, “Business conditions in the markets we serve are on track with our expectations for 2017. Construction activity in the U.S. continues to provide steady demand for many of our products, and improvement in industrial demand after several years of softness is encouraging.”

In addition, Mr. Christopher commented, “On May 31, 2017, we acquired the PexCor and HeatLink companies, which support our strategy to grow in the area of pressure plastic piping systems. Further, on June 21, 2017, we made a strategic decision to exit our joint venture in China after years of mediocre performance and increasingly challenging business conditions. We believe that reallocating cash and resources to other initiatives, such as the plastic acquisition and our new mills in Bahrain and Utah, will provide better returns in the future.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

*********************

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Net sales	$614,266	$544,071	$1,192,186	$1,076,880

Cost of goods sold	524,311	456,060	1,012,738	902,702
Depreciation and amortization	8,595	9,061	16,950	17,981
Selling, general, and administrative expense	34,557	34,514	70,088	70,294

Operating income	46,803	44,436	92,410	85,903

Interest expense	(6,442)	(1,692)	(8,973)	(3,540)
Other income, net	231	515	782	760

Income before income taxes	40,592	43,259	84,219	83,123

Income tax expense	(12,650)	(14,005)	(24,579)	(28,126)
(Loss) income from unconsolidated affiliates, net of tax	(109)	(995)	(1,352)	1,927

Consolidated net income	27,833	28,259	58,288	56,924

Net income attributable to noncontrolling interests	(200)	(462)	(668)	(497)

Net income attributable to Mueller Industries, Inc.	$27,633	$27,797	$57,620	$56,427

Weighted average shares for basic earnings per share	56,906	56,511	56,843	56,489
Effect of dilutive stock-based awards	511	418	585	456

Adjusted weighted average shares for diluted earnings per share	57,417	56,929	57,428	56,945

Basic earnings per share	$0.49	$0.49	$1.01	$1.00

Diluted earnings per share	$0.48	$0.49	$1.00	$0.99

Dividends per share	$0.100	$0.100	$8.200	$0.175

Summary Segment Data:

Net sales:
Piping Systems Segment	$422,844	$388,662	$821,619	$757,552
Industrial Metals Segment	154,504	127,737	304,341	262,258
Climate Segment	36,636	31,359	70,915	62,065
Elimination of intersegment sales	282	(3,687)	(4,689)	(4,995)

Net sales	$614,266	$544,071	$1,192,186	$1,076,880

Operating income:
Piping Systems Segment	$34,582	$32,959	$64,948	$64,118
Industrial Metals Segment	16,764	17,124	37,430	37,036
Climate Segment	6,116	5,837	11,726	9,716
Unallocated expenses	(10,659)	(11,484)	(21,694)	(24,967)

Operating income	$46,803	$44,436	$92,410	$85,903

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	July 1, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$167,555	$351,317
Accounts receivable, net	287,829	256,291
Inventories	252,799	242,013
Other current assets	35,568	44,702

Total current assets	743,751	894,323

Property, plant, and equipment, net	284,594	295,231
Other assets	268,919	257,922

	$1,297,264	$1,447,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$14,583	$13,655
Accounts payable	105,880	103,175
Other current liabilities	98,735	102,162

Total current liabilities	219,198	218,992

Long-term debt	489,043	213,709
Pension and postretirement liabilities	31,616	31,273
Environmental reserves	20,859	21,208
Deferred income taxes	19,351	19,573
Other noncurrent liabilities	11,191	6,284

Total liabilities	791,258	511,039

Total Mueller Industries, Inc. stockholders’ equity	493,371	898,684
Noncontrolling interests	12,635	37,753

Total equity	506,006	936,437

	$1,297,264	$1,447,476

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	July 1, 2017	July 2, 2016

Cash flows from operating activities
Consolidated net income	$58,288	$56,924
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	17,093	18,162
Stock-based compensation expense	3,692	2,874
Loss (income) from unconsolidated affiliates	1,352	(1,927)
Gain on sale of business	(1,631)	—
Loss (gain) on disposals of assets	81	(555)
Gain on sales of securities	(611)	—
Impairment charges	411	—
Deferred income taxes	3	3,548
Income tax benefit from exercise of stock options	—	(186)
Changes in assets and liabilities, net of businesses acquired and sold:
Receivables	(47,108)	(52,334)
Inventories	(10,874)	1,176
Other assets	(4,723)	17,009
Current liabilities	(1,262)	(1,314)
Other liabilities	(1,086)	(1,440)
Other, net	(1,078)	(72)

Net cash provided by operating activities	12,547	41,865

Cash flows from investing activities
Capital expenditures	(11,908)	(10,248)
Acquisition of businesses, net of cash acquired	(18,419)	(20,533)
Proceeds from sale of business, net of cash sold	17,483	—
Net withdrawals from restricted cash balances	4,650	1,508
Investment in unconsolidated affiliates	(1,617)	—
Proceeds from sales of assets	1,363	1,482
Proceeds from sales of securities	1,787	—

Net cash used in investing activities	(6,661)	(27,791)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(185,539)	(9,887)
Dividends paid to noncontrolling interests	(2,909)	—
Issuance of long-term debt	—	2,000
(Repayment) issuance of debt by consolidated joint ventures, net	(3,320)	4,426
Net cash (used) received to settle stock-based awards	(785)	326
Repayments of long-term debt	(611)	(500)
Income tax benefit from exercise of stock options	—	186

Net cash used in financing activities	(193,164)	(3,449)

Effect of exchange rate changes on cash	3,516	(2,308)

(Decrease) increase in cash and cash equivalents	(183,762)	8,317
Cash and cash equivalents at the beginning of the period	351,317	274,844

Cash and cash equivalents at the end of the period	$167,555	$283,161